WaMu Mortgage Pass-Through Certificates

Series 2006-AR8 Marketing Materials

Hybrid ARMS

$[1,006,913,100]
(Approximate, Subject to +/- 10% Variance)

WaMu Asset Acceptance Corp.
 Depositor

Washington Mutual Bank
 Sponsor and Servicer

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the WaMu Mortgage Pass–Through Certificates, WaMu Series 2006-AR8 free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is preliminary and is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior preliminary term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WaMu Series 2006-AR8 free writing prospectus we will provide you. You may obtain a copy of the prospectus and the WaMu Mortgage Pass–Through Certificates, WaMu Series AR 2006-AR8 free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS JULY 1, 2006.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Preliminary Term Sheet

Date Prepared: June, 28 2006

WaMu Mortgage Pass-Through Certificates, Series 2006-AR8
$[1,006,913,100] (Approximate, Subject to +/- 10% Variance)

Publicly Offered Certificates
5/1, 7/1 and 10/1 Hybrid, Adjustable Rate Residential Mortgage Loans

Class (1)	Principal Amount (Approx.) (2)	WAL (Yrs) To Wtd Avg CPB/Mat (3)	Pmt Window (Mths) To Wtd Avg CPB/Mat (3)	Interest Rate Type	Tranche Type	Expected Ratings S&P and Fitch
1-A1	$150,554,000	1.40/1.40	1-39/1-39	Variable (4)	Senior	AAA/ AAA
1-A2	$32,628,000	4.00/4.01	39-58/39-58	Variable (4)	Senior	AAA/AAA
1-A3	$56,818,000	4.97/8.13	58-60/58-360	Variable (4)	Senior	AAA/AAA
1-A4	$300,462,000	2.60/3.35	1-60/1-360	Variable (4)	Senior	AAA/AAA
1-A5	$23,401,000	2.60/3.35	1-60/1-360	Variable (4)	Mezz	AAA/AAA
2-A1	$214,732,000	1.80/1.80	1-55/1-55	Variable (4)	Senior	AAA/AAA
2-A2	$74,033,000	Not Offered Herein		Variable (4)	Senior	AAA/AAA
2-A3	$11,251,000	2.96/3.38	1-84/1-360	Variable (4)	Mezz	AAA/AAA
3-A1	$170,109,000	1.25/1.25	1-34/1-34	Variable (4)	Senior	AAA/AAA
3-A2	$43,034,000	Not Offered Herein		Variable (4)	Senior	AAA/AAA
3-A3	$83,951,000			Variable (4)	Senior	AAA/AAA
3-A4	$11,575,000	3.22/3.39	1-120/1-361	Variable (4)	Mezz	AAA/AAA
R	$100			---	Senior/Residual	AAA/AAA
1-B-1	$9,706,000	4.37/6.10	1-60/1-360	Variable (5)	Subordinate	AA/NR
1-B-2	$5,294,000	4.37/6.10	1-60/1-360	Variable (5)	Subordinate	A/ NR
1-B-3	$2,353,000	4.37/6.10	1-60/1-360	Variable (5)	Subordinate	BBB/NR
L-B-1	$10,435,000	5.48/6.15	1-120/1-361	Variable (5)	Subordinate	AA/NR
L-B-2	$4,426,000	5.48/6.15	1-120/1-361	Variable (5)	Subordinate	A/ NR
L-B-3	$3,162,000	5.48/6.15	1-120/1-361	Variable (5)	Subordinate	BBB/NR
1-B-4	$2,647,000	Privately Offered Certificates		Variable (5)	Subordinate	BB/NR
1-B-5	$2,058,000			Variable (5)	Subordinate	B/NR
1-B-6	$2,355,923			Variable (5)	Subordinate	NR/NR
L-B-4	$2,213,000			Variable (5)	Subordinate	BB/NR
L-B-5	$2,213,000			Variable (5)	Subordinate	B/NR
L-B-6	$1,266,977			Variable (5)	Subordinate	NR/NR

Total:

	$ 1,220,685,000

(1)     Distributions on the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates will be derived primarily from a pool of 5/1 adjustable rate Mortgage Loans (“Group I Mortgage Loans ”).  Distributions on the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates will be derived primarily from a pool of 7/1 adjustable rate Mortgage Loans (“Group II Mortgage Loans”).  Distributions on the Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates will be derived primarily from a pool of 10/1 adjustable-rate Mortgage Loans (“Group III Mortgage Loans ”).  Distributions on the 1-B Subordinate Certificates will be derived from the Group I.  Distributions on the L-B Subordinate Certificates will be derived from the Group II and Group III Mortgage Loans.  Distributions on the Class R Certificates will be derived from the Group I, Group II and Group III Mortgage Loans.

(2)     Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(3)     WAL and Payment Window for the Class A Certificates are shown to a pricing prepayment speed to the reset date (CPB) (as described herein) and to Maturity.

(4)     For each Distribution Date, the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates will have an interest rate equal to the Net WAC (as discussed herein) of the Group I Mortgage Loans .  For each Distribution Date, the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates will have an interest rate equal to the Net WAC of the Group II Mortgage Loans.   For each Distribution Date, the Class 3-A1, Class 3-A2 and Class 3-A3 and Class 3-A4 Certificates will have an interest rate equal to the Net WAC of the Group III Mortgage Loans.

(5)     For each Distribution Date, the 1-B Subordinate Certificates will have an interest rate equal to the weighted average of the Net WAC of the Group I Mortgage Loans.  For each Distribution Date, the L-B Subordinate Certificates will have an interest rate equal to the weighted average of the Net WAC of the Group II and Group III Mortgage Loans .

Transaction Summary:

Issuing Entity:    WaMu Mortgage Pass-Through Certificates Series 2006-AR8 Trust (the "Trust')

Depositor:  WaMu Asset Acceptance Corp. (“WAAC”).

Sponsor and Servicer:  Washington Mutual Bank (“WMB”).

Lead Manager:    WaMu Capital Corp.

Trustee:  LaSalle Bank

Rating Agencies:  It is anticipated that the Senior Certificates will be rated by Standard & Poor’s and Fitch.  The Subordinate Certificates other than the Class 1-B-6 and Class L-B6 Certificates will be rated by only one rating agency.  The Class 1-B-6 and Class L-B6 Certificates will not be rated.  It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:  July 1, 2006.

Expected Pricing Date:  On or about June 30, 2006.

Closing Date:  On or about July 25, 2006.

Distribution Date:  The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in August 2006.

Servicing Fee:  0.375% per annum of the principal balance of each of the Group I Mortgage Loans . 0.375% per annum of the principal balance of each of the Group II Mortgage Loans 0.250% per annum of the principal balance of each of the Group III Mortgage Loans

Certificates:  The “Senior Certificates” will consist of the Class1-A1, Class 1-A2, Class 1-A3, Class 1-A3 , Class 1-A5, Class 2-A1, Class 2-A2, Class 2-A3, Class3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates (the “Class A Certificates”) and the Class R Certificates. The “1-B Subordinate Certificates” will consist of the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates.  The “L-B Subordinate Certificates” will consist of the Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5 and Class L-B-6 Certificates.  The “Subordinate Offered Certificates” will consist of the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class L-B-1, Class L-B-2 and Class L-B-3 Certificates.  The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.”  The Class A Certificates and Subordinate Offered Certificates (the “Offered Certificates”) are being offered hereby.

Accrued Interest:  The Offered Certificates settle with accrued interest.  The price to be paid by investors for the Offered Certificates will include accrued interest from the Cut-off Date up to, but not including, the Closing Date (24 days).

Interest Accrual Period:  The interest accrual period with respect to the Offered Certificates for a given Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 basis).

Registration:  Registration:  The Offered Certificates will be made available in book-entry form through DTC.  It is anticipated that the Offered Certificates will also be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System

Federal Tax Treatment:  It is anticipated that the Offered Certificates will be treated as REMIC regular interests for federal tax income purposes.  The Class R Certificates will be treated as a REMIC residual interest for tax purposes.

ERISA Eligibility:  The Offered Certificates are expected to be ERISA eligible.  Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.  The Class R Certificates are not expected to be ERISA eligible.

SMMEA Treatment:  The Class A, Class 1-B-1 and L-B-1 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:  When the aggregate principal balance of the Mortgage Loans in loan group 1 has been reduced to less than 10% of that balance as of July 1, 2006, the servicer may purchase all of the Mortgage Loans in loan group 1 and separately when the aggregate principal balance of the Mortgage Loans in loan group 2 and loan group 3 has been reduced to less than 10% of that balance as of July 1, 2006, the servicer may purchase all of the Mortgage Loans in loan group 2 and loan group 3 (each, an “Optional Call Date”).

Pricing Prepayment

Speed:  The Offered Certificates will be priced to a prepayment speed of 25% CPB.

Compensating Interest:  Compensating interest paid by the servicer with respect to each loan group will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans  in that loan group made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group, any reinvestment income realized by the servicer relating to payoffs on the Mortgage Loans  in that loan group made during the prepayment period, and interest payments on the payoffs in that loan group received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group.

Mortgage Loans :  As of July 1, 2006, the aggregate principal balance of the Mortgage Loans described herein is approximately $[1,220,685,001] (the “Mortgage Loans ”). The Mortgage Loans are non-convertible, adjustable rate One Year CMT and One Year LIBOR indexed Mortgage Loans with initial rate adjustments occurring approximately 60 months or 84 months or 120 months after the date of origination of each mortgage loan (“5/1 ARM”, “7/1 ARM” and “10/1 ARM”).  None of the Mortgage Loans will be “Buydown Loans,” which are Mortgage Loans for which scheduled payments of principal and/or interest have been subsidized for a period of time through a fund provided by the originator or another person at the time of origination.

5/1 ARM or Group I Mortgage Loans

As of July 1, 2006, the aggregate principal balance of the Group I Mortgage

Loans described herein is approximately $[588,284,023] (the “Group I Mortgage Loans”). Each Group I Mortgage Loan has an original term to maturity of 25, 30 and 40 years.  As of the Cut-off Date, approximately [96.82]% of the Group I Mortgage Loans are scheduled to pay only interest for the first 5 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining 20, 25 and 35 year term.  The Mortgage Loans are secured by first liens on one- to four-family residential properties, or shares of cooperative units.  See the attached collateral descriptions for more information.

7/1 ARM or Group II Mortgage Loans

As of July 1, 2006, the aggregate principal balance of the Group II mortgage

Loans described herein is approximately $[311,705,556] (the “Group II Mortgage Loans”). Each Group II Mortgage Loan has an original term to maturity of 30 years.  As of the Cut-off Date, approximately [97.36]% of the Group II Mortgage Loans are scheduled to pay only interest for the first 7 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining 23 year term.  The Mortgage Loans are secured by first liens on one- to four-family residential properties, or shares of cooperative units.  See the attached collateral descriptions for more information.

10/1 ARM or Group III Mortgage Loans

As of July 1, 2006, the aggregate principal balance of the Group III Mortgage Loans described herein is approximately $[320,695,421] (the “Group III Mortgage Loans”). Each Group III Mortgage Loan has an original term to maturity of 30 and 40 years.  As of the Cut-off Date, approximately [98.05]% of the Group III Mortgage Loans are scheduled to pay only interest for the first 10 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining 20 and 30 year term.  The Mortgage Loans are secured by first liens on one- to four-family residential properties, or shares of cooperative units.  See the attached collateral descriptions for more information.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is expected to be approximately $[1,220,685,001], subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Net WAC:   The Net WAC for the Class A Certificates is equal to the weighted average of the mortgage interest rates on the related Group I, Group II or Group III Mortgage Loans, as applicable (as of the second preceding due date) less the per annum rate at which the applicable servicing fee is calculated.  The Net WAC for the 1-B Subordinate Certificates is equal to the weighted average of the mortgage interest rates on the Group I Mortgage Loans (as of the second preceding due date) less the per annum rate at which the applicable servicing fee is calculated.  The Net WAC for the L-B Subordinate Certificates is equal to the weighted average of the mortgage interest rates on the Group II and Group III Mortgage Loans (as of the second preceding due date) less the per annum rate at which the applicable servicing fee is calculated.

Credit Enhancement:  Senior/subordinate, shifting interest structure.  The credit enhancement information shown below is subject to final rating agency approval.

Credit enhancement for the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates will consist of the subordination of the Subordinate Certificates, initially [4.15]% total subordination.

Credit enhancement for the Class 2-A1, Class 2-A2, Class 2-A3, Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates will consist of the subordination of the Subordinate Certificates, initially [3.75]% total subordination.

Shifting Interest:  Until the first Distribution Date occurring after July 2013, the Subordinate Certificates will be locked out from receipt of unscheduled principal (unless the Senior Certificates are paid down to zero or the credit enhancement provided by the

Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the Free Writing Prospectus), the Subordinate Certificates will receive their increasing portions of unscheduled principal.

The prepayment percentages on the Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
August 2006 – July 2013	0% Pro Rata Share
August 2013 – July 2014	30% Pro Rata Share
August 2014 – July 2015	40% Pro Rata Share
August 2015 – July 2016	60% Pro Rata Share
August 2016 – July 2017	80% Pro Rata Share
August 2017 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Subordinate Certificates has doubled (subject to the performance triggers described in the prospectus supplement), (i) prior to the Distribution Date in August 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 20%,  the Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments or (ii) on or after the Distribution Date in August 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 30%, the Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments.

In the event that a senior percentage (aggregate principal balance of the Senior Certificates, divided by the aggregate principal balance of the related Mortgage Loans ) exceeds the applicable initial senior percentage (aggregate principal balance of the Senior Certificates as of the Closing Date, divided by the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date), the related Senior Certificates will receive all unscheduled prepayments for the related Mortgage Loan, regardless of any prepayment percentages.

Allocation of Realized Losses:  Any realized losses on the Mortgage Loans will be allocated as follows: first, to the 1-B or L-B Subordinate Certificates, as applicable, in reverse order of their numerical Class designations, in each case until the respective class principal balance has been reduced to zero; second, to the applicable Senior Certificates (other than the Class R Certificates) until each respective class principal balance has been reduced to zero as follows:

(a)              any realized losses remaining on the Group I Mortgage Loans will be first applied to the Class 1-A5 Certificates and then, pro rata, to the Class 1-A1, Class 1-A2, Class 1-A3 and Class 1-A4 Certificates; and

(b)              any realized losses remaining on the Group II Mortgage Loans will be first applied to the Class 2-A3 Certificates and then, pro rata, to the Class 2-A1 and Class 2-A2 Certificates.

(c)              any realized losses remaining on the Group III Mortgage Loans will be first applied to the Class 3-A4 Certificates and then, pro rata, to the Class 3-A1, Class 3-A2 and Class 3-A3 Certificates

Because the L-B Certificates represent interests in both loan groups II and III, the class principal balances of those certificates could be reduced to zero as a result of realized losses on the Mortgage Loans in any of these loan groups. Therefore, the allocation of realized losses on the Mortgage Loans from loan groups II and III to the L-B Certificates will reduce the subordination provided by the these certificates to the applicable senior certificates, including the senior certificates related to the loan group or loan groups that did not suffer any losses.  This will increase the likelihood that future realized losses may be allocated to the applicable senior certificates related to a loan group that did not suffer any previous losses.

Certificates Priority of Distributions:

Available funds from the Mortgage Loans will be distributed in the following order of priority:

1)                Senior Certificates, pro rata based on amounts due, accrued and unpaid interest, at the related Certificate Interest Rate;

2)                From the Group I Mortgage Loans , Class R Certificate principal until its balance is reduced to zero;

3)                From the Group I Mortgage Loans principal to the Class 1-A1, Class 1-A2,  Class 1-A3, Class 1-A4and Class 1-A5 Certificates pro rata according to the class principal balance (or with respect to clause (a), aggregate class principal balance) of the certificates described in each of clause (a) and (b), as follows:

(a)       to the Class 1-A1, Class 1-A2, Class 1-A3 and Class 1-A4 Certificates, sequentially, as follows:

            (i)         first, to the Class 1-A1 Certificates, until the Class 1-A1 principal balance has been reduced to zero; and

             (ii)         second, to the Class 1-A2 Certificates, until the Class 1-A2 principal balance has been reduced to zero; and

            (iii)        third, to the Class 1-A3 Certificates, until the Class 1-A3   principal balance has been reduced to zero; and

            (iv)        fourth, to the Class 1-A4 Certificates, until the Class 1-A4 principal balance has been reduced to zero; and

(b)       to the Class 1-A5 Certificates, until the Class 1-A5 principal balance has been reduced to zero;

4)                From the Group II Mortgage Loans principal to the Class 2-A1, Class 2-A2, and Class 2-A3 Certificates pro rata according to the class principal balance (or with respect to clause (a), aggregate class principal balance) of the certificates described in each of clause (a) and (b), as follows:

(a)   to the Class 2-A1 and Class 2-A2 Certificates, sequentially, as follows:

            (i)  first, to the Class 2-A1 Certificates, until the Class 2-A1 principal balance has been reduced to zero;

             (ii)         second, to the Class 2-A2 Certificates, until the Class 2-A2 principal balance has been reduced to zero; and

(b)       to the Class 2-A3 Certificates, until the Class 2-A3 principal balance has been reduced to zero;

5)                From the Group III Mortgage Loans principal to the Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates pro rata according to the class principal balance (or with respect to clause (a), aggregate class principal balance) of the certificates described in each of clause (a) and (b), as follows:

(a)       to the Class 3-A1, Class 3-A2 and Class 3-A3 Certificates, sequentially, as follows:

            (i)         first, to the Class 3-A1 Certificates, until the Class 3-A1 principal balance has been reduced to zero;

             (ii)         second, to the Class 3-A2 Certificates, until the Class 3-A2 principal balance has been reduced to zero; and

            (iii)        third, to the Class 3-A3 Certificates, until the Class 3-A3 principal balance has been reduced to zero; and

(b)              to the Class 3-A4 Certificates, until the Class 3-A4 principal balance has been reduced to zero;

6)                From the Group I Mortgage Loans the Class 1-B-1, Class 1-B-2 and Class 1-B-3 Certificates, in sequential order, accrued and unpaid interest at the respective certificate interest rates and the respective shares of principal allocable to such Classes;

7)                From the Group I Mortgage Loans the Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates, in sequential order, accrued and unpaid interest at the respective certificate interest rates and the respective shares of principal allocable to such Classes; and

8)                From the Group II and Group III Mortgage Loans the Class L-B-1, Class L-B-2 and Class L-B-3 Certificates, in sequential order, accrued and unpaid interest at the respective certificate interest rates and the respective shares of principal allocable to such Classes;

9)                From the Group II and Group III Mortgage Loans the Class L-B-4, Class L-B-5 and Class L-B-6 Certificates, in sequential order, accrued and unpaid interest at the respective certificate interest rates and the respective shares of principal allocable to such Classes; and

10)            Class R Certificate, any remaining amount.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

                The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is preliminary and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR8 Combined
Mortgage Loans
Preliminary Collateral Information As of 07/01/06

TOTAL CURRENT BALANCE	$1,220,685,001
TOTAL ORIGINAL BALANCE	$1,221,350,775

NUMBER OF LOANS	1,679

			Minimum		Maximum
AVG CURRENT BALANCE	$727,031		$325,000		$3,000,000
AVG ORIGINAL BALANCE	$727,428		$417,001		$3,000,000

WAVG GROSS COUPON	6.40%		4.73%		7.75%
WAVG GROSS MARGIN	2.19%		2.00%		2.75%
WAVG MAX INT RATE	11.40%		9.73%		12.75%

WAVG CURRENT LTV	67.60%		8.85%		90.00%

WAVG FICO SCORE	742		620		819

WAVG MONTHS TO ROLL	81	months	41	months	120	months

WAVG ORIGINAL TERM	360	months	300	months	480	months
WAVG REMAINING TERM	360	months	292	months	480	months
WAVG SEASONING	1	months	0	months	19	months

NZ WAVG PREPAY TERM	36	months	36	months	36	months

TOP STATE CONC	CA(68.04%),WA(4.46%),NY(3.84%)
MAXIMUM CA ZIPCODE	1.17%

FIRST PAY DATE			January 1,2005		August 1,2006

RATE CHANGE DATE			December 1,2009		July 1,2016

MATURITY DATE			November 1,2030		July 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10/1 I/O LIBOR	429	$314,450,988	25.76%
10/1 LIBOR	10	6,244,433	0.51
5/1 CMT	7	4,319,117	0.35
5/1 I/O CMT	17	12,062,283	0.99
5/1 I/O LIBOR	756	557,532,593	45.67
5/1 LIBOR	23	14,370,030	1.18
7/1 I/O LIBOR	421	303,484,158	24.86
7/1 LIBOR	16	8,221,398	0.67
Total	1,679	$1,220,685,001	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
300,001—400,000	1	$325,000	0.03%
400,001—500,000	414	192,882,371	15.80
500,001—600,000	427	235,330,148	19.28
600,001—700,000	256	165,838,098	13.59
700,001—800,000	143	107,284,029	8.79
800,001—900,000	104	88,659,262	7.26
900,001—1,000,000	133	128,883,269	10.56
1,000,001—1,100,000	31	32,967,941	2.70
1,100,001—1,200,000	25	28,894,436	2.37
1,200,001—1,300,000	27	34,163,500	2.80
1,300,001—1,400,000	21	28,717,850	2.35
1,400,001—1,500,000	42	62,180,807	5.09
1,500,001—1,600,000	2	3,114,000	0.26
1,600,001—1,700,000	8	13,361,000	1.09
1,700,001—1,800,000	7	12,266,000	1.00
1,800,001—1,900,000	4	7,471,500	0.61
1,900,001—2,000,000	7	13,837,500	1.13
2,000,001—2,100,000	4	8,219,840	0.67
2,100,001—2,200,000	2	4,340,000	0.36
2,200,001—2,300,000	4	9,112,950	0.75
2,300,001—2,400,000	6	14,261,000	1.17
2,400,001—2,500,000	8	19,876,499	1.63
2,500,001 >=	3	8,698,000	0.71
Total	1,679	$1,220,685,001	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.501—4.750	1	$1,342,000	0.11%
4.751—5.000	2	1,385,000	0.11
5.001—5.250	4	2,660,268	0.22
5.251—5.500	13	8,697,284	0.71
5.501—5.750	56	43,074,134	3.53
5.751—6.000	135	96,468,374	7.90
6.001 >=	1,468	1,067,057,941	87.41
Total	1,679	$1,220,685,001	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	1	$450,000	0.04%
2.001—2.250	1,466	1,084,167,284	88.82
2.251—2.500	184	116,822,317	9.57
2.501—2.750	28	19,245,400	1.58
Total	1,679	$1,220,685,001	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	1	$1,342,000	0.11%
9.751—10.000	2	1,385,000	0.11
10.001—10.250	4	2,660,268	0.22
10.251—10.500	13	8,697,284	0.71
10.501—10.750	57	43,618,534	3.57
10.751—11.000	134	95,961,307	7.86
11.001 >=	1,468	1,067,020,608	87.41
Total	1,679	$1,220,685,001	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
300	1	$812,534	0.07%
360	1,674	1,215,895,995	99.61
480	4	3,976,472	0.33
Total	1,679	$1,220,685,001	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
291—300	1	$812,534	0.07%
341—350	2	1,472,643	0.12
351—360	1,672	1,214,423,352	99.49
471—480	4	3,976,472	0.33
Total	1,679	$1,220,685,001	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	887	$655,549,910	53.70%
1—6	787	560,407,914	45.91
7—12	3	3,254,534	0.27
13 >=	2	1,472,643	0.12
Total	1,679	$1,220,685,001	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	8	$5,065,000	0.41%
21—25	5	3,350,000	0.27
26—30	9	9,723,500	0.80
31—35	24	20,853,000	1.71
36—40	17	13,596,000	1.11
41—45	30	23,317,507	1.91
46—50	56	49,106,602	4.02
51—55	80	61,367,836	5.03
56—60	108	86,189,007	7.06
61—65	178	157,038,230	12.86
66—70	328	243,960,564	19.99
71—75	230	160,462,852	13.15
76—80	602	384,474,347	31.50
81—85	1	534,055	0.04
86—90	3	1,646,500	0.13
Total	1,679	$1,220,685,001	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	8	$5,065,000	0.41%
21—25	4	3,025,000	0.25
26—30	9	9,723,500	0.80
31—35	24	20,853,000	1.71
36—40	17	13,596,000	1.11
41—45	30	23,317,507	1.91
46—50	56	49,106,602	4.02
51—55	80	61,367,836	5.03
56—60	108	86,189,007	7.06
61—65	179	157,363,230	12.89
66—70	327	243,060,564	19.91
71—75	231	161,362,852	13.22
76—80	602	384,474,347	31.50
81—85	1	534,055	0.04
86—90	3	1,646,500	0.13
Total	1,679	$1,220,685,001	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	4	$2,452,000	0.20%
640—659	9	7,094,950	0.58
660—679	14	9,400,728	0.77
680—699	246	171,492,179	14.05
700—719	251	171,948,804	14.09
720—739	259	190,877,993	15.64
740—759	313	235,639,182	19.30
760—779	275	208,491,562	17.08
780—799	235	171,807,671	14.07
800 >=	73	51,479,931	4.22
Total	1,679	$1,220,685,001	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	302	$228,945,185	18.76%
Reduced	1,377	991,739,816	81.24
Total	1,679	$1,220,685,001	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	7	$4,106,000	0.34%
Owner Occupied	1,548	1,114,368,619	91.29
Second Home	124	102,210,382	8.37
Total	1,679	$1,220,685,001	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	19	$14,842,000	1.22%
Condo	149	97,573,851	7.99
Co-op	5	3,337,000	0.27
PUD	364	265,054,780	21.71
Single Family	1,142	839,877,370	68.80
Total	1,679	$1,220,685,001	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	604	$449,937,000	36.86%
Refi—Cash Out	656	472,149,784	38.68
Refi—No Cash Out	419	298,598,217	24.46
Total	1,679	$1,220,685,001	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,678	$1,218,905,001	99.85%
36	1	1,780,000	0.15
Total	1,679	$1,220,685,001	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	41	$25,279,357	2.07%
CA	1,149	830,581,634	68.04
CO	29	25,882,840	2.12
CT	24	24,097,800	1.97
DC	4	4,012,500	0.33
DE	1	950,000	0.08
FL	63	44,897,054	3.68
GA	4	2,875,000	0.24
ID	2	1,506,000	0.12
IL	49	35,063,137	2.87
MA	35	24,582,836	2.01
MD	17	10,790,680	0.88
ME	1	544,000	0.04
MI	4	2,486,600	0.20
MN	2	1,075,920	0.09
MT	3	3,581,000	0.29
NC	6	4,397,000	0.36
NJ	32	19,629,996	1.61
NM	1	585,000	0.05
NV	16	9,398,052	0.77
NY	56	46,864,155	3.84
OH	2	1,590,000	0.13
OR	15	9,370,759	0.77
PA	5	4,862,000	0.40
RI	2	1,570,000	0.13
SC	4	4,945,000	0.41
TX	11	6,847,475	0.56
UT	7	7,877,350	0.65
VA	15	9,567,700	0.78
WA	78	54,467,435	4.46
WI	1	506,720	0.04
Total	1,679	$1,220,685,001	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	768	$565,255,262	46.31%
15.00 or less	34	32,554,160	2.67
16—20	32	29,215,885	2.39
21—25	64	52,469,487	4.30
26—30	129	86,554,225	7.09
31—35	172	122,825,306	10.06
36—40	218	149,286,694	12.23
41—45	133	90,165,625	7.39
46—50	83	55,352,999	4.53
51—55	38	29,711,857	2.43
56—60	3	3,317,500	0.27
61 >=	5	3,976,000	0.33
Total	1,679	$1,220,685,001	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 34.74%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,442	$1,054,211,055	86.36%
0.01—60.00	16	14,736,000	1.21
60.01—65.00	9	8,958,500	0.73
65.01—70.00	8	5,598,000	0.46
70.01—75.00	15	11,187,633	0.92
75.01—80.00	53	34,996,949	2.87
80.01—85.00	21	13,616,850	1.12
85.01—90.00	113	76,294,014	6.25
90.01 >=	2	1,086,000	0.09
Total	1,679	$1,220,685,001	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 80.39%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR8 Group 1
Mortgage Loans
Preliminary Collateral Information As of 07/01/06

TOTAL CURRENT BALANCE	$588,284,023
TOTAL ORIGINAL BALANCE	$588,434,554

NUMBER OF LOANS	803

			Minimum		Maximum
AVG CURRENT BALANCE	$732,608		$417,001		$3,000,000
AVG ORIGINAL BALANCE	$732,795		$417,001		$3,000,000

WAVG GROSS COUPON	6.31%		4.73%		7.60%
WAVG GROSS MARGIN	2.20%		2.10%		2.75%
WAVG MAX INT RATE	11.31%		9.73%		12.60%

WAVG CURRENT LTV	67.85%		10.00%		90.00%

WAVG FICO SCORE	743		620		816

WAVG MONTHS TO ROLL	60	months	41	months	60	months

WAVG ORIGINAL TERM	361	months	300	months	480	months
WAVG REMAINING TERM	360	months	292	months	480	months
WAVG SEASONING	0	months	0	months	19	months

NZ WAVG PREPAY TERM	36	months	36	months	36	months

TOP STATE CONC	CA(69.95%),NY(4.60%),FL(3.51%)
MAXIMUM CA ZIPCODE	1.69%

FIRST PAY DATE			January 1,2005		August 1,2006

RATE CHANGE DATE			December 1,2009		July 1,2011

MATURITY DATE			November 1,2030		July 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5/1 CMT	7	$4,319,117	0.73%
5/1 I/O CMT	17	12,062,283	2.05
5/1 I/O LIBOR	756	557,532,593	94.77
5/1 LIBOR	23	14,370,030	2.44
Total	803	$588,284,023	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
400,001—500,000	200	$93,066,153	15.82%
500,001—600,000	203	111,837,783	19.01
600,001—700,000	114	73,794,203	12.54
700,001—800,000	71	53,189,125	9.04
800,001—900,000	56	47,843,013	8.13
900,001—1,000,000	67	65,113,764	11.07
1,000,001—1,100,000	19	20,135,929	3.42
1,100,001—1,200,000	7	8,168,946	1.39
1,200,001—1,300,000	8	10,105,750	1.72
1,300,001—1,400,000	8	11,027,000	1.87
1,400,001—1,500,000	20	29,533,607	5.02
1,500,001—1,600,000	1	1,578,000	0.27
1,600,001—1,700,000	4	6,615,000	1.12
1,700,001—1,800,000	3	5,225,000	0.89
1,800,001—1,900,000	1	1,872,500	0.32
1,900,001—2,000,000	4	7,950,000	1.35
2,000,001—2,100,000	2	4,134,000	0.70
2,100,001—2,200,000	2	4,340,000	0.74
2,200,001—2,300,000	2	4,560,000	0.78
2,300,001—2,400,000	4	9,588,750	1.63
2,400,001—2,500,000	4	9,907,500	1.68
2,500,001 >=	3	8,698,000	1.48
Total	803	$588,284,023	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.501—4.750	1	$1,342,000	0.23%
4.751—5.000	2	1,385,000	0.24
5.001—5.250	1	1,044,643	0.18
5.251—5.500	10	7,158,784	1.22
5.501—5.750	42	32,003,034	5.44
5.751—6.000	110	77,763,774	13.22
6.001 >=	637	467,586,788	79.48
Total	803	$588,284,023	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.001—2.250	691	$515,407,126	87.61%
2.251—2.500	86	55,090,497	9.36
2.501—2.750	26	17,786,400	3.02
Total	803	$588,284,023	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	1	$1,342,000	0.23%
9.751—10.000	2	1,385,000	0.24
10.001—10.250	1	1,044,643	0.18
10.251—10.500	10	7,158,784	1.22
10.501—10.750	43	32,547,434	5.53
10.751—11.000	109	77,256,707	13.13
11.001 >=	637	467,549,455	79.48
Total	803	$588,284,023	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
300	1	$812,534	0.14%
360	799	584,219,817	99.31
480	3	3,251,672	0.55
Total	803	$588,284,023	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
291—300	1	$812,534	0.14%
341—350	2	1,472,643	0.25
351—360	797	582,747,174	99.06
471—480	3	3,251,672	0.55
Total	803	$588,284,023	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	490	$365,154,236	62.07%
1—6	308	218,402,610	37.13
7—12	3	3,254,534	0.55
13 >=	2	1,472,643	0.25
Total	803	$588,284,023	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	5	$3,445,000	0.59%
21—25	3	1,925,000	0.33
26—30	3	5,254,000	0.89
31—35	8	5,922,000	1.01
36—40	7	6,241,000	1.06
41—45	12	9,592,507	1.63
46—50	22	20,915,653	3.56
51—55	41	32,823,948	5.58
56—60	43	41,654,200	7.08
61—65	89	79,738,040	13.55
66—70	159	112,253,764	19.08
71—75	109	75,843,122	12.89
76—80	300	191,465,289	32.55
86—90	2	1,210,500	0.21
Total	803	$588,284,023	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	5	$3,445,000	0.59%
21—25	3	1,925,000	0.33
26—30	3	5,254,000	0.89
31—35	8	5,922,000	1.01
36—40	7	6,241,000	1.06
41—45	12	9,592,507	1.63
46—50	22	20,915,653	3.56
51—55	41	32,823,948	5.58
56—60	43	41,654,200	7.08
61—65	89	79,738,040	13.55
66—70	158	111,353,764	18.93
71—75	110	76,743,122	13.05
76—80	300	191,465,289	32.55
86—90	2	1,210,500	0.21
Total	803	$588,284,023	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	3	$1,969,000	0.33%
640—659	2	1,670,750	0.28
660—679	2	958,400	0.16
680—699	126	90,340,846	15.36
700—719	107	72,201,382	12.27
720—739	118	86,140,225	14.64
740—759	156	119,970,142	20.39
760—779	138	104,708,057	17.80
780—799	118	85,237,811	14.49
800 >=	33	25,087,410	4.26
Total	803	$588,284,023	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	134	$100,821,204	17.14%
Reduced	669	487,462,820	82.86
Total	803	$588,284,023	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	5	$2,460,500	0.42%
Owner Occupied	740	533,819,041	90.74
Second Home	58	52,004,483	8.84
Total	803	$588,284,023	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	8	$6,458,000	1.10%
Condo	80	52,351,274	8.90
Co-op	3	1,785,750	0.30
PUD	144	103,579,869	17.61
Single Family	568	424,109,130	72.09
Total	803	$588,284,023	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	284	$209,406,330	35.60%
Refi—Cash Out	306	226,986,956	38.58
Refi—No Cash Out	213	151,890,737	25.82
Total	803	$588,284,023	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	802	$586,504,023	99.70%
36	1	1,780,000	0.30
Total	803	$588,284,023	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	7	$4,576,500	0.78%
CA	572	411,476,762	69.95
CO	12	12,384,387	2.11
CT	15	13,237,000	2.25
DC	2	1,867,500	0.32
DE	1	950,000	0.16
FL	27	20,673,315	3.51
ID	1	856,000	0.15
IL	22	16,254,700	2.76
MA	26	18,610,836	3.16
MD	6	4,320,000	0.73
ME	1	544,000	0.09
MN	1	455,920	0.08
MT	1	640,000	0.11
NC	1	737,000	0.13
NJ	14	9,479,443	1.61
NM	1	585,000	0.10
NV	7	3,847,400	0.65
NY	32	27,064,850	4.60
OH	1	592,000	0.10
OR	2	940,000	0.16
PA	2	1,252,000	0.21
RI	1	1,000,000	0.17
SC	1	972,000	0.17
TX	8	5,313,475	0.90
UT	5	5,424,950	0.92
VA	7	4,556,700	0.77
WA	27	19,672,285	3.34
Total	803	$588,284,023	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	436	$322,301,798	54.79%
15.00 or less	15	12,598,120	2.14
16—20	12	11,403,850	1.94
21—25	29	24,780,200	4.21
26—30	49	32,791,092	5.57
31—35	70	51,288,736	8.72
36—40	87	61,174,726	10.40
41—45	48	31,794,973	5.40
46—50	34	22,469,583	3.82
51—55	19	15,204,945	2.58
61 >=	4	2,476,000	0.42
Total	803	$588,284,023	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 34.73%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	705	$518,029,790	88.06%
0.01—60.00	5	5,759,000	0.98
60.01—65.00	6	5,943,500	1.01
65.01—70.00	5	3,084,000	0.52
70.01—75.00	5	3,834,600	0.65
75.01—80.00	21	15,238,650	2.59
80.01—85.00	6	3,504,750	0.60
85.01—90.00	49	32,287,733	5.49
90.01 >=	1	602,000	0.10
Total	803	$588,284,023	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 80.88%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR8 Group 2
Mortgage Loans
Preliminary Collateral Information As of 07/01/06

TOTAL CURRENT BALANCE	$311,705,556
TOTAL ORIGINAL BALANCE	$312,212,356

NUMBER OF LOANS	437

			Minimum		Maximum
AVG CURRENT BALANCE	$713,285		$325,000		$2,500,000
AVG ORIGINAL BALANCE	$714,445		$420,000		$2,500,000

WAVG GROSS COUPON	6.55%		5.48%		7.75%
WAVG GROSS MARGIN	2.19%		2.00%		2.65%
WAVG MAX INT RATE	11.55%		10.48%		12.75%

WAVG CURRENT LTV	67.21%		18.02%		86.33%

WAVG FICO SCORE	742		647		813

WAVG MONTHS TO ROLL	83	months	83	months	84	months

WAVG ORIGINAL TERM	360	months	360	months	360	months
WAVG REMAINING TERM	359	months	359	months	360	months
WAVG SEASONING	1	months	0	months	1	months

NZ WAVG PREPAY TERM	0	months	0	months	0	months

TOP STATE CONC	CA(62.12%),WA(7.29%),IL(4.68%)
MAXIMUM CA ZIPCODE	1.17%

FIRST PAY DATE			July 1,2006		August 1,2006

RATE CHANGE DATE			June 1,2013		July 1,2013

MATURITY DATE			June 1,2036		July 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
7/1 I/O LIBOR	421	$303,484,158	97.36%
7/1 LIBOR	16	8,221,398	2.64
Total	437	$311,705,556	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
300,001—400,000	1	$325,000	0.10%
400,001—500,000	112	52,155,525	16.73
500,001—600,000	114	63,015,932	20.22
600,001—700,000	68	44,230,170	14.19
700,001—800,000	39	29,109,850	9.34
800,001—900,000	20	16,935,599	5.43
900,001—1,000,000	35	33,801,589	10.84
1,000,001—1,100,000	4	4,344,012	1.39
1,100,001—1,200,000	7	8,057,990	2.59
1,200,001—1,300,000	6	7,656,750	2.46
1,300,001—1,400,000	6	8,186,100	2.63
1,400,001—1,500,000	11	16,404,200	5.26
1,500,001—1,600,000	1	1,536,000	0.49
1,600,001—1,700,000	2	3,400,000	1.09
1,700,001—1,800,000	2	3,491,000	1.12
1,800,001—1,900,000	3	5,599,000	1.80
1,900,001—2,000,000	2	3,900,000	1.25
2,000,001—2,100,000	1	2,057,840	0.66
2,400,001—2,500,000	3	7,498,999	2.41
Total	437	$311,705,556	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.251—5.500	1	$465,500	0.15%
5.501—5.750	4	2,625,000	0.84
5.751—6.000	8	5,839,600	1.87
6.001 >=	424	302,775,456	97.14
Total	437	$311,705,556	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	1	$450,000	0.14%
2.001—2.250	376	274,796,656	88.16
2.251—2.500	58	34,999,900	11.23
2.501—2.750	2	1,459,000	0.47
Total	437	$311,705,556	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10.251—10.500	1	$465,500	0.15%
10.501—10.750	4	2,625,000	0.84
10.751—11.000	8	5,839,600	1.87
11.001 >=	424	302,775,456	97.14
Total	437	$311,705,556	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	437	$311,705,556	100.00%
Total	437	$311,705,556	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	437	$311,705,556	100.00%
Total	437	$311,705,556	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	189	$137,058,182	43.97%
1—6	248	174,647,374	56.03
Total	437	$311,705,556	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$500,000	0.16%
21—25	2	1,425,000	0.46
26—30	5	3,919,500	1.26
31—35	8	7,700,000	2.47
36—40	4	3,919,000	1.26
41—45	9	6,435,000	2.06
46—50	19	14,716,999	4.72
51—55	14	12,144,990	3.90
56—60	31	23,380,399	7.50
61—65	43	36,886,340	11.83
66—70	80	61,320,250	19.67
71—75	61	39,872,952	12.79
76—80	159	99,049,126	31.78
86—90	1	436,000	0.14
Total	437	$311,705,556	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$500,000	0.16%
21—25	1	1,100,000	0.35
26—30	5	3,919,500	1.26
31—35	8	7,700,000	2.47
36—40	4	3,919,000	1.26
41—45	9	6,435,000	2.06
46—50	19	14,716,999	4.72
51—55	14	12,144,990	3.90
56—60	31	23,380,399	7.50
61—65	44	37,211,340	11.94
66—70	80	61,320,250	19.67
71—75	61	39,872,952	12.79
76—80	159	99,049,126	31.78
86—90	1	436,000	0.14
Total	437	$311,705,556	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
640—659	7	$5,424,200	1.74%
660—679	5	3,085,000	0.99
680—699	58	37,571,063	12.05
700—719	66	46,386,057	14.88
720—739	76	56,611,748	18.16
740—759	77	52,890,987	16.97
760—779	71	54,615,685	17.52
780—799	50	36,864,062	11.83
800 >=	27	18,256,754	5.86
Total	437	$311,705,556	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	86	$61,694,312	19.79%
Reduced	351	250,011,244	80.21
Total	437	$311,705,556	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	1	$508,000	0.16%
Owner Occupied	406	289,822,252	92.98
Second Home	30	21,375,304	6.86
Total	437	$311,705,556	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	3	$1,905,000	0.61%
Condo	35	21,735,077	6.97
Co-op	1	630,000	0.20
PUD	119	84,329,552	27.05
Single Family	279	203,105,927	65.16
Total	437	$311,705,556	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	157	$116,025,146	37.22%
Refi—Cash Out	187	128,129,428	41.11
Refi—No Cash Out	93	67,550,982	21.67
Total	437	$311,705,556	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	437	$311,705,556	100.00%
Total	437	$311,705,556	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	16	$10,094,020	3.24%
CA	268	193,646,566	62.12
CO	9	7,711,987	2.47
CT	5	7,070,200	2.27
DC	1	1,345,000	0.43
FL	20	13,749,022	4.41
GA	3	2,348,000	0.75
ID	1	650,000	0.21
IL	23	14,592,437	4.68
MA	5	3,499,000	1.12
MD	6	3,437,680	1.10
MI	3	1,786,600	0.57
MN	1	620,000	0.20
MT	1	575,000	0.18
NC	1	700,000	0.22
NJ	12	6,316,405	2.03
NV	6	3,101,000	0.99
NY	10	7,634,250	2.45
OR	4	2,522,339	0.81
PA	1	1,700,000	0.55
RI	1	570,000	0.18
TX	1	560,000	0.18
UT	2	2,452,400	0.79
VA	4	2,289,000	0.73
WA	33	22,734,650	7.29
Total	437	$311,705,556	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	162	$117,384,925	37.66%
15.00 or less	10	11,153,040	3.58
16—20	9	8,399,885	2.69
21—25	19	13,771,287	4.42
26—30	37	24,317,475	7.80
31—35	56	36,991,880	11.87
36—40	72	50,846,952	16.31
41—45	43	28,024,402	8.99
46—50	19	12,269,398	3.94
51—55	8	5,978,812	1.92
56—60	1	1,067,500	0.34
61 >=	1	1,500,000	0.48
Total	437	$311,705,556	100.00%

At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 34.30%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	354	$253,855,866	81.44%
0.01—60.00	4	2,968,000	0.95
60.01—65.00	2	2,381,000	0.76
65.01—70.00	2	1,890,500	0.61
70.01—75.00	6	4,970,500	1.59
75.01—80.00	19	11,349,879	3.64
80.01—85.00	9	6,392,700	2.05
85.01—90.00	40	27,413,111	8.79
90.01 >=	1	484,000	0.16
Total	437	$311,705,556	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 81.65%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR8 Group 3
Mortgage Loans
Preliminary Collateral Information As of 07/01/06

TOTAL CURRENT BALANCE	$320,695,421
TOTAL ORIGINAL BALANCE	$320,703,865

NUMBER OF LOANS	439

			Minimum		Maximum
AVG CURRENT BALANCE	$730,513		$420,000		$2,470,000
AVG ORIGINAL BALANCE	$730,533		$420,000		$2,470,000

WAVG GROSS COUPON	6.42%		5.10%		7.25%
WAVG GROSS MARGIN	2.18%		2.10%		2.50%
WAVG MAX INT RATE	11.42%		10.10%		12.25%

WAVG CURRENT LTV	67.51%		8.85%		85.00%

WAVG FICO SCORE	741		630		819

WAVG MONTHS TO ROLL	119	months	115	months	120	months

WAVG ORIGINAL TERM	360	months	360	months	480	months
WAVG REMAINING TERM	360	months	355	months	480	months
WAVG SEASONING	1	months	0	months	5	months

NZ WAVG PREPAY TERM	0	months	0	months	0	months

TOP STATE CONC	CA(70.30%),NY(3.79%),WA(3.76%)
MAXIMUM CA ZIPCODE	1.81%

FIRST PAY DATE			March 1,2006		August 1,2006

RATE CHANGE DATE			February 1,2016		July 1,2016

MATURITY DATE			February 1,2036		July 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10/1 I/O LIBOR	429	$314,450,988	98.05%
10/1 LIBOR	10	6,244,433	1.95
Total	439	$320,695,421	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
400,001—500,000	102	$47,660,693	14.86%
500,001—600,000	110	60,476,433	18.86
600,001—700,000	74	47,813,725	14.91
700,001—800,000	33	24,985,054	7.79
800,001—900,000	28	23,880,650	7.45
900,001—1,000,000	31	29,967,916	9.34
1,000,001—1,100,000	8	8,488,000	2.65
1,100,001—1,200,000	11	12,667,500	3.95
1,200,001—1,300,000	13	16,401,000	5.11
1,300,001—1,400,000	7	9,504,750	2.96
1,400,001—1,500,000	11	16,243,000	5.06
1,600,001—1,700,000	2	3,346,000	1.04
1,700,001—1,800,000	2	3,550,000	1.11
1,900,001—2,000,000	1	1,987,500	0.62
2,000,001—2,100,000	1	2,028,000	0.63
2,200,001—2,300,000	2	4,552,950	1.42
2,300,001—2,400,000	2	4,672,250	1.46
2,400,001—2,500,000	1	2,470,000	0.77
Total	439	$320,695,421	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.001—5.250	3	$1,615,625	0.50%
5.251—5.500	2	1,073,000	0.33
5.501—5.750	10	8,446,100	2.63
5.751—6.000	17	12,865,000	4.01
6.001 >=	407	296,695,696	92.52
Total	439	$320,695,421	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.001—2.250	399	$293,963,501	91.66%
2.251—2.500	40	26,731,920	8.34
Total	439	$320,695,421	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10.001—10.250	3	$1,615,625	0.50%
10.251—10.500	2	1,073,000	0.33
10.501—10.750	10	8,446,100	2.63
10.751—11.000	17	12,865,000	4.01
11.001 >=	407	296,695,696	92.52
Total	439	$320,695,421	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	438	$319,970,621	99.77%
480	1	724,800	0.23
Total	439	$320,695,421	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	438	$319,970,621	99.77%
471—480	1	724,800	0.23
Total	439	$320,695,421	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	208	$153,337,492	47.81%
1—6	231	167,357,929	52.19
Total	439	$320,695,421	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$1,120,000	0.35%
26—30	1	550,000	0.17
31—35	8	7,231,000	2.25
36—40	6	3,436,000	1.07
41—45	9	7,290,000	2.27
46—50	15	13,473,950	4.20
51—55	25	16,398,898	5.11
56—60	34	21,154,408	6.60
61—65	46	40,413,850	12.60
66—70	89	70,386,550	21.95
71—75	60	44,746,778	13.95
76—80	143	93,959,932	29.30
81—85	1	534,055	0.17
Total	439	$320,695,421	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$1,120,000	0.35%
26—30	1	550,000	0.17
31—35	8	7,231,000	2.25
36—40	6	3,436,000	1.07
41—45	9	7,290,000	2.27
46—50	15	13,473,950	4.20
51—55	25	16,398,898	5.11
56—60	34	21,154,408	6.60
61—65	46	40,413,850	12.60
66—70	89	70,386,550	21.95
71—75	60	44,746,778	13.95
76—80	143	93,959,932	29.30
81—85	1	534,055	0.17
Total	439	$320,695,421	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	1	$483,000	0.15%
660—679	7	5,357,328	1.67
680—699	62	43,580,270	13.59
700—719	78	53,361,365	16.64
720—739	65	48,126,020	15.01
740—759	80	62,778,053	19.58
760—779	66	49,167,820	15.33
780—799	67	49,705,798	15.50
800 >=	13	8,135,767	2.54
Total	439	$320,695,421	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	82	$66,429,669	20.71%
Reduced	357	254,265,752	79.29
Total	439	$320,695,421	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	1	$1,137,500	0.35%
Owner Occupied	402	290,727,326	90.66
Second Home	36	28,830,595	8.99
Total	439	$320,695,421	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	8	$6,479,000	2.02%
Condo	34	23,487,500	7.32
Co-op	1	921,250	0.29
PUD	101	77,145,359	24.06
Single Family	295	212,662,312	66.31
Total	439	$320,695,421	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	163	$124,505,523	38.82%
Refi—Cash Out	163	117,033,400	36.49
Refi—No Cash Out	113	79,156,498	24.68
Total	439	$320,695,421	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	439	$320,695,421	100.00%
Total	439	$320,695,421	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	18	$10,608,837	3.31%
CA	309	225,458,306	70.30
CO	8	5,786,466	1.80
CT	4	3,790,600	1.18
DC	1	800,000	0.25
FL	16	10,474,717	3.27
GA	1	527,000	0.16
IL	4	4,216,000	1.31
MA	4	2,473,000	0.77
MD	5	3,033,000	0.95
MI	1	700,000	0.22
MT	1	2,366,000	0.74
NC	4	2,960,000	0.92
NJ	6	3,834,148	1.20
NV	3	2,449,652	0.76
NY	14	12,165,055	3.79
OH	1	998,000	0.31
OR	9	5,908,420	1.84
PA	2	1,910,000	0.60
SC	3	3,973,000	1.24
TX	2	974,000	0.30
VA	4	2,722,000	0.85
WA	18	12,060,500	3.76
WI	1	506,720	0.16
Total	439	$320,695,421	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	170	$125,568,539	39.16%
15.00 or less	9	8,803,000	2.74
16—20	11	9,412,150	2.93
21—25	16	13,918,000	4.34
26—30	43	29,445,658	9.18
31—35	46	34,544,690	10.77
36—40	59	37,265,016	11.62
41—45	42	30,346,250	9.46
46—50	30	20,614,018	6.43
51—55	11	8,528,100	2.66
56—60	2	2,250,000	0.70
Total	439	$320,695,421	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 35.18%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	383	$282,325,398	88.04%
0.01—60.00	7	6,009,000	1.87
60.01—65.00	1	634,000	0.20
65.01—70.00	1	623,500	0.19
70.01—75.00	4	2,382,533	0.74
75.01—80.00	13	8,408,420	2.62
80.01—85.00	6	3,719,400	1.16
85.01—90.00	24	16,593,170	5.17
Total	439	$320,695,421	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 77.62%.